Exhibit 99.1

Investor Relations Contact:

LHA

Cathy Mattison

(415) 433-3777

cmattison@lhai.com

Axesstel to Present at the 5th Annual LD Micro Conference on December 6th

SAN DIEGO, CA – December 3, 2012 – Axesstel (OTCQB: AXST), a leading provider of fixed wireless voice and broadband data solutions to the worldwide telecommunications market, announced Clark Hickock, chief executive officer and Pat Gray, chief financial officer will present at the 5th Annual LD Micro Conference, December 6th at 10:30 a.m. PT. The conference is being held at the Luxe Hotel in Los Angeles, CA.

Axesstel’s presentation is being webcast and can be accessed live and via replay from the “Investor Relations” section of the company’s website at http://investors.axesstel.com/index.cfm.

About Axesstel, Inc.

Axesstel (OTCQB: AXST) is a leading provider of fixed wireless voice and broadband access solutions for the worldwide telecommunications market. Axesstel’s best in class product portfolio includes fixed wireless phones, wire-line replacement terminals, and 3G and 4G broadband gateway devices used to access voice calling and high-speed data services. The company has supplied millions of devices to leading telecommunications operators and distributors in over 50 countries worldwide. Axesstel is headquartered in San Diego, California. For more information on Axesstel, visit www.axesstel.com.

© 2012 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

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